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Exhibit 99.1
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                        MERCHANT ASSET PURCHASE AGREEMENT

     THIS MERCHANT ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of this 26th day of November, 2002, to be effective as of the Effective Date (as defined below) by and among CAMDEN NATIONAL BANK, a national banking association ("Camden"), UNITEDKINGFIELD BANK, a Maine financial institution ("United"; Camden and United are sometimes each individually referred to herein as a "Bank" and collectively as the "Banks"), CAMDEN NATIONAL CORPORATION, a Maine bank holding company and the sole shareholder of each Bank ("Parent"), and NOVA INFORMATION SYSTEMS, INC., a Georgia corporation ("NOVA").

                             BACKGROUND AND PURPOSE:

     A. The Banks are a party to certain Merchant Agreements with various Merchants, who consist principally of merchants and other providers of goods and services, according to which agreements each Bank has agreed to provide certain Credit Card- and Debit Card-related services in connection with such Bank's Merchant Business.

     B. The Banks wish to sell and transfer to NOVA all of their rights under the Merchant Agreements, and the Banks wish to sell and transfer to NOVA certain other assets utilized in connection with the Merchant Business, and NOVA is willing to accept such rights and assets and to assume certain obligations in connection with the Merchant Business. The parties hereto are willing and able, additionally, to undertake and perform certain other obligations pursuant to and in connection with this Agreement, subject to the terms and conditions hereof.

                                  THE AGREEMENT

     NOW, THEREFORE, in consideration of the premises, the mutual agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Banks, Parent and NOVA hereby agree, on the terms and conditions herein set forth, as follows:

     The capitalized terms used herein shall have the meaning ascribed to such terms in Section 12.1 hereof unless otherwise defined in this Agreement.

                                   ARTICLE I

                     ASSETS SOLD; ASSUMPTION OF LIABILITIES

     1.1 Sale and Purchase. On the terms and subject to the conditions set forth in this Agreement, and effective as of November 1, 2002 (the "Effective Date"), the Banks hereby sell, transfer and assign to NOVA, and NOVA hereby purchases and accepts from the Banks, all right, title and interest of each Bank in all of such Bank's assets and interests, both tangible and intangible, accrued or contingent, used, useful or arising in the conduct of the Banks' Merchant Business, directly or indirectly, in existence on the date hereof and on and after the Effective

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Date (other than the Excluded Assets), including the following properties and assets (collectively, the "Assets Sold"):

          (a) all rights and interests of each Bank in and to the Merchants (under the Merchant Agreements or otherwise relating to the Merchant Business) and the Agent Bank Agreements arising on or after the Effective Date, and all pertinent books, records and documents relating to such Merchant Agreements and Agent Bank Agreements (as further specified in
     Section 1.5 hereof);

          (b) the Equipment (and any rentals and leases related thereto) and related revenues accruing on or after the Effective Date;

          (c) the Inventory;

          (d) all rights and interests of each Bank with respect to any reserve accounts established and maintained with either Bank by Merchants or Agent Banks in connection with the Merchant Business;

          (e) all rights and interests under any guaranties executed in connection with the Merchant Agreements or the Agent Bank Agreements;

          (f) all rights and interests of either Bank with respect to any other third party contract listed related to the Merchant Business and listed on
     Schedule 1.1(b) (the "Other Assumed Contracts");

          (g) all claims and causes of action of each Bank or of Parent, whether known or unknown, relating to the Merchant Business; and

          (h) the goodwill, intangible assets and value of the Merchant Business as a going concern, to the extent any such value exists.

     1.2 Transfer and Assumption of Assets Sold and Assumed Liabilities. Effective as of the Effective Date, NOVA shall by written instrument in the form of Exhibit 1.2 attached hereto (the "Assignment and Assumption Agreement") acquire title to the Assets Sold and assume and agree to pay and discharge when due the Assumed Liabilities. In addition to the Assignment and Assumption Agreement, the sale, conveyance, transfer, assignment and delivery of the Assets Sold by the Banks to NOVA shall be effected by such deeds, bills of sale, endorsements, assignments, transfers and other instruments of transfer and conveyance in such form, including releases of security interests and other encumbrances (collectively, "Transfer Documents"), as NOVA may reasonably request, including such Transfer Documents as NOVA may reasonably request at and after the Transition Date.

     1.3 Liabilities. It is understood and agreed that, except to the extent any of the following constitute Assumed Liabilities, NOVA shall not assume or become liable for the payment of any debts, liabilities, losses, Credit Losses, charge-backs, accounts payable, bank indebtedness, mortgages, or other obligations of either Bank or any Merchant or any Agent Bank, whether the same are known or unknown, now existing or hereafter arising, of whatever nature or character, whether absolute or contingent, liquidated or disputed.


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     1.4 Consent and Assignment.

          (a) Each Bank, in cooperation with NOVA, from and after the date hereof and during the Transition Period, shall use commercially reasonable efforts to obtain, in such manner and to such extent as NOVA may reasonably specify, (i) the agreement of the Merchants to the continuation of business with NOVA under the Merchant Agreements and the agreements of the Agent Banks to the continuation of business with NOVA under the Agent Bank Agreements, all as contemplated by this Agreement, (ii) the consent of the Merchants to NOVA's conversion of such Merchants to such clearing bank and merchant accounting system as NOVA may specify, and (iii) the consent of the Merchants to NOVA's conversion of such Merchants to NOVA's network, all on such terms as are satisfactory to NOVA.

          (b) Without limiting the generality of the foregoing, promptly following the Closing and at NOVA's expense, the Banks shall cause to be delivered to each of the Merchants a notice, in a form specified by NOVA and approved by the Banks, of the assignment by such Bank, effective as of the Effective Date, of all rights in and to said Merchant Agreements to NOVA. In NOVA's discretion, such notice may inform each Merchant of NOVA's intention to convert the Merchant to NOVA's network, as well as to a clearing bank and merchant accounting system designated by NOVA.

     1.5 Books and Records.

          (a) As soon after the Closing Date as is practicable, and in no event later than the conclusion of the Transition Period, the Banks shall cause to be delivered to NOVA the originals (to the extent possessed by the Banks, and if the Banks do not possess originals, copies) of all Merchant Agreements, Agent Bank Agreements and ISO Agreements, and copies of all other books, records and documents of the Banks relating to the Assets Sold; provided, however, that in no event shall such books, records and documents include corporate books or records involving operations other than the Merchant Business, and further provided that the Banks may retain the originals or copies of such documents other than the Merchant Agreements as may be reasonably necessary to the Banks' business. In addition, the Banks shall, at their expense, provide or cause to be provided to NOVA all information related to the Merchant Business that is in intangible (i.e., computer-related) form, including information necessary or desirable for the transfer of clearing bank responsibilities contemplated by Section 3.5(b) (for example, a Merchant Master File Dump in ASCII format). In each case, however, the books and records relating to the Assets Sold for the period prior to the Closing Date, wherever located, that are held by a party hereto or under the control of a party hereto (the "Inspected Party") shall be open for inspection by the other party, and such other party's authorized agents and representatives and regulators may, at such other party's own expense, make such copies of any excerpts from such books, records and documents as it shall reasonably deem necessary; provided, however, that any such inspection: (i) shall be conducted during normal business hours from time to time reasonably established by the Inspected Party; (ii) shall, if the Inspected Party so requests, be conducted in the presence of an officer or designated representative of the Inspected Party; and (iii) shall be conducted in accordance with reasonable security programs and


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     procedures from time to time established by the Inspected Party, including such confidentiality agreements as the Inspected Party may reasonably request.

          (b) All books and records relating to the Assets Sold shall be maintained by NOVA, or the Banks, as the case may be, for a period of three
     (3) years after the Closing Date, unless the parties shall, applicable law permitting, agree upon a shorter period; provided, however, that in the event that, as of the end of such period, any taxable year of NOVA or any Bank is still under examination or open for examination by any taxing authority and that party has given notice of that fact to the other party, such books and records shall be maintained (or, alternatively, delivered by the Inspected Party to the other party) until the date, determined reasonably and in good faith, specified for maintenance of such records in such notice. Prior to the destruction of any books and records relating to the Assets Sold, the party in possession of such books and records shall offer them to the other party hereto. Pursuant to the above, the Banks specifically agree to make available to NOVA, and promptly deliver to NOVA at NOVA's request, any historical records of Merchant sales and monthly statements that are in either Bank's possession or under either Bank's control.

                                   ARTICLE II

                     CONSIDERATION FOR ASSETS SOLD; CLOSING

     2.1 Purchase Price. As consideration for the Assets Sold, NOVA shall pay an aggregate purchase price of One Million Two Hundred Fifty-One Thousand Seventy Dollars and Twenty-Five Cents ($1,251,070.25) (of which amount $1,070.25 represents interest paid to the Bank for the period between the Effective Date and the Closing Date), payable at the Closing by wire transfer of immediately available funds to an account designated in writing by the Banks or by cashier's check payable to the order of the Banks' designee.

     2.2 Reimbursement of Certain NEBA Fees. In addition to the amounts payable under Section 2.1, NOVA agrees to reimburse the Banks for certain liquidated damages and/or penalties collectively incurred by the Banks pursuant to their termination of (i) that certain Member Agreement dated July 7, 1998, between New England Bankcard Association Inc. ("NEBA") and Camden National Bank, (ii) that certain Service Agreement dated June 1, 1998 between NEBA and First Data Resources Inc. ("FDR"), and/or (iii) that certain Service Agreement between NEBA and First Data Merchant Service Corporation ("FDMS") (the agreements referred to in (i), (ii) and (iii) are collectively referred to herein as the "NEBA Agreement"), all as set forth below.

          (a) NOVA will reimburse the Banks, in the aggregate, for fifty percent (50%) of the liquidated damages and/or penalties imposed by FDR, FDMS and/or NEBA, and actually paid by the Banks, for early termination of the NEBA Agreement; provided that NOVA's liability therefor shall not in any event exceed $60,000 in the aggregate, regardless of the size or timing of the liquidated damages and/or penalties imposed by FDR, FDMS and/or NEBA or the amounts actually paid to FDR, FDMS and/or NEBA by either Bank or by Parent.


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          (b) Reimbursement hereunder shall be made within fourteen (14) days following NOVA's receipt from the Banks of written evidence, reasonably satisfactory to NOVA, detailing the amount of the reimbursement due pursuant to this Section 2.2, and which shall be certified by an authorized financial officer of the Banks.

     2.3 Closing. Subject to the satisfaction or waiver of the conditions set forth herein, the consummation of the purchase and sale of the Assets Sold (the "Closing") shall take place on November 26, 2002 at 10:00 a.m. (Atlanta, Georgia time) or on such other date at such other time as the parties shall agree in writing (the "Closing Date"), to be effective as of the Effective Date, and shall take place through the execution and exchange, via facsimile transmission, of this Agreement and the other documents and agreements herein contemplated. The parties acknowledge and agree that upon mutual exchange and receipt of signature pages via facsimile, and upon receipt by the Banks (or their designee) of the purchase price herein contemplated, this Agreement and the other documents and instruments delivered in connection herewith shall be deemed effective, and the transactions hereby contemplated shall be deemed consummated, notwithstanding any party's failure or refusal to deliver original (i.e. non-facsimile) signature pages via Federal Express or U.S. Mail.

                                  ARTICLE III

                                TRANSITION PERIOD

     3.1 Orderly Transition. Each Bank covenants and agrees to use all reasonable efforts, as reasonably instructed by NOVA, to effect a prompt and orderly transition of the Merchant Business during the Transition Period in respect of the Assets Sold and the Assumed Liabilities, including fulfilling its obligations under Section 1.4 hereof. In order to further such purpose, each Bank agrees that during the Transition Period it shall execute such documents as are reasonably deemed necessary or convenient by NOVA, including documents as may be appropriate to cause the BIN and ICA numbers used by either Bank in connection with the Merchant Business to be transferred to such "Principal Member" of the Credit Card Associations as may be designated by NOVA, to evidence the agreements referred to in, and transactions contemplated by, this Agreement, consistent with the rules and regulations of the Credit Card Associations and NOVA's practices and procedures.

     3.2 Services During the Transition Period.

          (a) During the Transition Period, each Bank shall perform on behalf of and for the account of NOVA at the same location(s) presently used to conduct the Merchant Business all of the services performed by the Banks in connection with the Merchant Business prior to the Closing Date. Each Bank shall perform such services substantially in the same manner and with no less than the same degree of care as performed in connection with the Merchant Business prior to the Closing Date, and shall otherwise perform such services in accordance with such performance standards, including underwriting guidelines, as are reasonably specified by NOVA (the "Performance Standards"). Certain Performance Standards are set forth on
     Schedule 3.2(a). In performing such services, each Bank shall follow the reasonable instructions of NOVA.


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          (b) Without limiting the generality of the foregoing, during the
     Transition Period, each Bank shall continue to provide credit to Merchants on the same business day deposits are made by Merchants for Draft deposits (provided such deposits are made prior to 2:00 p.m. closing; Draft deposits made after 2:00 p.m. closing shall be considered to be made on the following business day) and on the day of receipt of ACH notice for Credit Card and Debit Card transactions processed electronically. Neither Bank shall be entitled to reimbursement for cost of funds for providing such credit.

          (c) During the Transition Period, and in performing services hereunder, each Bank shall comply in all respects with the rules and regulations of the Credit Card Associations and the EFT Networks, and shall not take, or fail to take, any actions with respect to the Merchant Business which would constitute a violation of such rules and regulations.

          (d) NOVA shall reimburse the Banks for direct, out-of-pocket expenses reasonably and actually incurred by the Banks during the Transition Period in accordance with the Banks' ordinary course, past practices and related to the conversion and transitional activities described in this Article III and the continued conduct of the Merchant Business during the Transition Period (collectively, "Transition Expenses"). The Banks' recent historical internal staff costs incurred in connection with the Merchant Business are set forth on Schedule 3.2(d). Notwithstanding the foregoing, the obligation of NOVA described in the immediately preceding sentence shall not apply to any fees, liquidated damages or penalties associated with the termination of the NEBA Agreement, the reimbursement of which shall be governed and limited by Section 2.2 hereof. All reimbursements hereunder shall be made within fourteen (14) days following NOVA's receipt from the Banks of written evidence, reasonably satisfactory to NOVA, detailing the amount of the reimbursement due pursuant to this Section 3.2(d).

     3.3 Revenue During the Transition Period. In performing services during the Transition Period on behalf of and for the account of NOVA, each Bank shall, beginning on the Effective Date and continuing throughout the Transition Period, on behalf of and for the account of NOVA, collect revenue generated by the Merchant Business, less interchange fees (collectively, "Revenue"). In connection with the Transition Period, the Banks shall pay to NOVA monthly (by the 20th day of each month) Revenue for (i) all original sales transactions generated pursuant to the Assets Sold and occurring on or after the Effective Date, and (ii) all the other revenue generated by the Assets Sold and occurring on or after the Effective Date. The parties acknowledge and agree that the Banks, in paying Revenue to NOVA as provided hereunder, may "net" such payments against Transition Expenses incurred, provided that (x) such expenses have not yet been reimbursed or submitted to NOVA for reimbursement, and (y) the Banks reasonably and in good faith believe that such expenses are reimbursable in accordance with Section 3.2(d). At the time of each such payment, the Banks shall also furnish to NOVA a certificate of an authorized financial officer certifying the amount due to NOVA (including any netting of Transition Expenses) and showing the calculation thereof in such reasonable detail as NOVA may request. The parties currently contemplate that the Banks' computation of Transition Expenses and Revenue will be in the form attached hereto as Schedule 3.3.

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     3.4 Employees. During the Transition Period, the Banks shall use all reasonable efforts to provide that the employees utilized in the Merchant Business on and prior to the date hereof by the Banks will continue in the employ of the Banks, performing the duties relating to the Merchant Business theretofore performed by them, as reasonably instructed by NOVA during the Transition Period. Further, the Banks shall use all reasonable efforts to provide adequate and appropriate skilled staffing in connection with the operation of the Merchant Business during the Transition Period.

     3.5 Clearing Bank Arrangement.

          (a) In order to permit an orderly transition of the processing of Credit Card and Debit Card transactions, during the Transition Period, each Bank shall continue to act as a clearing bank for NOVA with respect to Credit Card and Debit Card transactions processed under the Merchant Agreements and the Agent Bank Agreements, all in accordance with the rules and regulations of the Credit Card Associations and the EFT Networks, for a period of time ending not later than the Transition Date.

          (b) At the request of NOVA and upon reasonable notice to the Banks, the Banks shall execute appropriate documents to evidence the transfer of the clearing bank responsibilities under the Merchant Agreements and the Agent Bank Agreements to the person designated by NOVA to effect such transfer. In addition, the Banks shall render such other necessary assistance as NOVA may reasonably request.

     3.6 Extension of Transition Period. The parties mutually acknowledge and agree that it is their mutual interest to complete the conversion and transition activities contemplated by this Article III promptly and as soon as reasonably practicable. However, if reasonably determined by NOVA, if requested by NOVA in writing at least fifteen (15) days prior to the Transition Date, and notwithstanding any contrary provision contained herein, the Banks shall continue to provide such of the services described in this Article III as are requested by NOVA beyond the Transition Date on the same terms and conditions set forth herein. The Banks' obligation to provide such services shall continue until terminated by fifteen (15) days prior written notice from NOVA, but in no event shall the Transition Period be extended beyond the date that is six (6) months after the Closing Date (May 26, 2003) unless agreed upon by all parties to this Agreement.

                                   ARTICLE IV

                  CERTAIN COVENANTS AND AGREEMENTS OF THE BANKS

     4.1 Confidentiality of Information. On and after the date hereof, each Bank and Parent and its officers, employees, agents and representatives shall treat all information, books and records, originals or copies of books or records which are retained or obtained by it pursuant to Section 1.5, and all information learned or obtained about NOVA's business or relating to the Merchant Business, as confidential and will not disclose such information to third parties except as required by law, as needed in connection with a lawsuit, claim, litigation or other proceeding or in connection with tax or regulatory matters and except to the extent that such information is already in the public domain, or subsequently enters the public domain, other than as a result of


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the breach of such Bank's obligations under this Section 4.1. Each Bank and its officers, employees, agents and representatives shall not use the information described in this Section 4.1 in any manner that might reasonably be anticipated to adversely affect the Merchant Business or NOVA's relations with Merchants, Agent Banks, or with other persons or entities. The covenants contained in this
Section 4.1 shall survive for a period of four (4) years after the date hereof.

     4.2 Notice of Breach or Potential Breach. Each Bank shall promptly notify NOVA of any change, circumstance or event which may prevent either Bank from complying with any of its material obligations hereunder.

     4.3 Further Assurances. On and after the Closing Date, the Banks shall (i) give such further assurances to NOVA and execute, acknowledge and deliver all such acknowledgments and other instruments and take such further action as NOVA may reasonably request to effectuate the transactions contemplated by this Agreement, including the transfer of the Assets Sold and assumption of the Assumed Liabilities, and (ii) use all reasonable efforts to assist NOVA in the orderly transition referred to in Article III.

     4.4 Collections. The Banks shall use all reasonable efforts after the Transition Date to assist NOVA, at NOVA's request, in processing amounts in respect of any charge-back or other Credit Loss received or identified in connection with the Merchant Business and relating to or arising out of any original sales transaction occurring on or after the Effective Date. NOVA shall be responsible for all costs and expenses relating to such collection efforts, including costs and expenses of collection letters, litigation, arbitration proceedings and similar actions. Without limiting the foregoing, the Banks agree, if requested by NOVA, to continue processing such charge-backs through the Banks' BIN and ICA for up to 180 days after the Transition Date.

     4.5 Post-Transition Processing. The Banks covenant and agree that:

          (a) The Banks shall, for the period beginning upon the expiration of the Transition Period, and continuing until the effective date of the expiration or termination of the Marketing Agreement (the "Post-Transition Period"), and unless otherwise agreed upon in writing by NOVA and the Banks, accept Drafts only from (i) those Merchants whose Merchant Agreements following the Transition Period permit Draft deposits, and (ii) those merchants whose merchant agreements permit Draft deposits and that are referred by a Bank to NOVA pursuant to the Marketing Agreement. Such Drafts shall be handled in accordance with NOVA's instructions, including the shipping of each day's batches of Drafts at the end of the day, at the Banks' expense, via overnight courier delivery to the draft capture vendor designated by NOVA; and

          (b) The Banks, throughout the Post-Transition Period, shall use NOVA and a principal member designated by NOVA as the exclusive processor of cash advance transactions made by the Banks.


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                                   ARTICLE V

                    CERTAIN COVENANTS AND AGREEMENTS OF NOVA

     5.1 Confidentiality of Information. On and after the date hereof, NOVA and its officers, employees, agents and representatives shall treat all information learned, or obtained prior to the date of this Agreement or during the Transition Period about the Banks' businesses, other than the Merchant Business, as confidential and will not disclose such information to third parties except as required by law, as needed in connection with a lawsuit, claim, litigation or other proceeding or in connection with tax or regulatory matters and except to the extent that such information is already in the public domain, or subsequently enters the public domain, other than as a result of the breach of NOVA's obligations under this Section 5.1. NOVA and its officers, employees, agents, and representatives shall not use the information described in this
Section 5.1 in any manner that might reasonably be anticipated to materially adversely affect the Banks' financial condition, business or agreements or arrangements with any other person or entity. Notwithstanding the foregoing, the Banks and Parent acknowledge and agree that the restrictions contained in this
Section 5.1 shall not apply to any disclosures of such confidential information by NOVA in connection with, or as may result from (a) the provision by NOVA of Merchant Services under this Agreement or the other Operative Documents, or otherwise in connection with NOVA's performance of its obligations hereunder or thereunder, (b) such disclosure as may be required by applicable law or regulation or Payment Network Regulations, (c) such disclosure as is contained in or required to prepare any financial statements (including the notes thereto), (d) appropriate or necessary disclosure to banking authorities or regulators, including as may result from NOVA's status as an affiliate of U.S. Bancorp or another bank, or (e) disclosure to U.S. Bancorp's Corporate and Compliance Units. The covenants contained in this Section 5.1 shall survive for a period of four (4) years after the date hereof.

     5.2 Notice of Breach or Potential Breach. NOVA shall promptly notify the Banks of any change, circumstance or event which may prevent NOVA from complying with any of its material obligations hereunder.

     5.3 Further Assurances. On and after the Closing Date, NOVA shall (i) give such further assurances to the Banks and execute, acknowledge and deliver all such acknowledgments and other instruments and take such further action as the Banks may reasonably request to effectuate the transactions contemplated by this Agreement, including the transfer of the Assets Sold and assumption of the Assumed Liabilities and (ii) use all reasonable efforts to assist the Bank in the orderly and timely transition referred to in Article III.

                                   ARTICLE VI

             REPRESENTATIONS AND WARRANTIES OF THE BANKS AND PARENT

     The Banks and Parent hereby jointly and severally make the following representations and warranties to NOVA as of the date hereof and as of the Effective Date:

     6.1 Organization; Ownership. Camden is a national banking association organized under the laws of the United States of America. United is a state chartered bank organized under


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the laws of the State of Maine. Each bank is authorized to conduct its business as presently conducted (including the Merchant Business) under those laws and all other applicable laws. Parent is a bank holding company organized under the laws of the State of Maine and is authorized to conduct its business as presently conducted under those laws and other applicable laws. Parent owns one hundred percent (100%) of the issued and outstanding shares of capital stock of each Bank. No subsidiary or affiliate of Parent, other than the Banks, is engaged in the Merchant Business, nor does any such subsidiary or affiliate have merchants that maintain depositary relationships with it.

     6.2 Authority. The Banks and Parent have the right, power, capacity and authority to enter into and deliver the Operative Documents, to perform their respective obligations under the Operative Documents, and to effect the transactions contemplated by the Operative Documents, and no person or entity other than the Banks has any interest in the Merchant Business or the Merchant Agreements or the Agent Bank Agreements. The execution, delivery and performance of the Operative Documents have been approved by all requisite corporate action on the part of the Banks and Parent, and when executed and delivered pursuant hereto, the Operative Documents will constitute valid and binding obligations of the Banks and Parent enforceable in accordance with their terms.

     6.3 Government Notices. Neither Bank has received notice from any federal, state or other governmental agency or regulatory body indicating that such agency or regulatory body would oppose or not grant or issue its consent or approval, if required, with respect to the transactions contemplated by the Operative Documents.

     6.4 No Violations.

          (a) The execution and delivery by the Banks of the Operative Documents, and their performance thereunder, will not (i) violate, conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any agreement, indenture, mortgage or lease to which either Bank is a party or by which either Bank or its properties, or the Merchant Business, are bound; (ii) constitute a violation by any Bank of any law or government regulation applicable to either Bank or the Merchant Business; (iii) violate any provision of the Charter or Bylaws (or similar governing documents) of either Bank; or (iv) violate any order, judgment, injunction or decree of any court, arbitrator or governmental body against or binding upon either Bank or the Merchant Business.

          (b) With respect to the Merchant Business, neither Bank is, has been or will be (by virtue of any past or present action, omission to act, contract to which either Bank is a party or any occurrence or state of facts whatsoever) in violation of any applicable local, state or federal law, ordinance, regulation, order, injunction or decree, or any other requirement of any governmental body, agency or authority or court binding on it, or relating to its properties or businesses (including any antitrust laws and regulations).

     6.5 Assets Sold. The Banks collectively are the sole owners of all rights, title and interest in and to the Assets Sold, free and clear of all title defects or objections, assignments, liens, encumbrances of any nature whatsoever, restrictions, security interests, rights of third


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parties, or other liabilities, and has good and valid title to the Assets Sold.
The Equipment being sold hereunder is in good operating condition, ordinary wear and tear excepted, and has been reasonably maintained and repaired. The Equipment is of the quantity and type represented on Schedule 6.5(a), which schedule is true, accurate, correct and complete in all respects. The Equipment as of October 31, 2002 is identified by manufacturer type and serial number (if applicable) on Schedule 6.5(a) attached hereto, which Schedule indicates any Equipment that is leased to and/or from third parties (and the identity of said parties) and which Schedule is complete and accurate. The Inventory consists of items of a quality and quantity usable and saleable in the ordinary course of the Merchant Business, and is set forth on Schedule 6.5(b), which is true, accurate, correct and complete in all respects. Since December 31, 2001, no items of Equipment or Inventory have been sold or disposed of except through sales or transactions in the ordinary course of business, consistent with past practices. The Assets Sold include all rights, properties and other assets necessary to permit NOVA to conduct the Merchant Business in substantially the same manner as the Banks' Merchant Business has heretofore been conducted, without any need for replacement, refurbishment or extraordinary repair.

     6.6 Financial Information Concerning the Merchant Business.

          (a) The financial and other information concerning the Merchant Business attached hereto as Schedule 6.6(a) (collectively, the "Financial Information") is true, accurate, complete and correct in all respects and fairly presents the financial condition of the Merchant Business in respect of the Assets Sold as of and for the periods indicated on such information. Further, the Financial Information does not contain any untrue statement, nor omit any material fact necessary in order to make the statements made and information presented in the Financial Information, not misleading. This representation and warranty may not be limited or satisfied by inconsistent information provided after the date hereof. Since December 31, 2001, there has been no adverse change in the Merchant Business.

          (b) The information relative to Merchants' annualized (i) Credit Card sales volume and (ii) Debit Card sales volume set forth on Schedule 6.6(b) is true, accurate, correct and complete in all material respects as of the date hereof and for the periods indicated, and such information does not contain any untrue statement nor omit any material fact necessary in order to make the statements made and information presented therein, not misleading. This representation and warranty may not be limited or satisfied by inconsistent information provided after the date hereof.

     6.7 Agreements Relating to the Merchant Business.

          (a) Schedule 6.7(a)(i) sets forth a complete list of all Merchants.
     Schedule 6.7(a)(ii) sets forth a complete list of all Agent Banks. Neither Bank is in default (or would be in default upon notice, lapse of time or both) under any provision of the Merchant Agreements or the Agent Bank Agreements. Neither Bank has any reason to suspect, nor has it received any notice of, fraud by, or bankruptcy or contemplated bankruptcy of, any Merchant, Agent Bank or any other party or guarantor to any of the Merchant Agreements or the Agent Bank Agreements, and neither Bank has received any notice of default or adverse comment from any regulatory authority in respect of any

     Merchant or any Agent Bank. Except as set forth on Schedule 6.7(a)(iii), neither Bank has either given or received notice of election to terminate any of the Merchant Agreements or the Agent Bank Agreements. Except as set forth on Schedule 6.7(a)(iii), all Merchants currently process Credit Card transactions. Except as set forth on Schedule 6.7(a)(iv), each Merchant is a party to a Merchant Agreement with either Bank.

          (b) Except as set forth on Schedule 6.7(b), the Banks have in their possession, and shall deliver to NOVA in accordance with Section 1.5 hereof, an original executed copy of each Merchant Agreement and each Agent Bank Agreement. All agreements between either Bank and the Merchants are in the form of one of the Standard Merchant Contracts, attached hereto as
     Exhibit 6.7(b)(i), and are freely assignable by the Bank that is a party thereto without the consent of the applicable Merchant or any other party. All agreements between either Bank and each Agent Bank are in the form of one of the Standard Agent Bank Agreements, attached hereto as Exhibit 6.7(b)(ii), and are freely assignable to NOVA by the Bank that is a party thereto without the consent of the applicable Agent Bank or any other party.

          (c) The Banks have obtained guaranties from principals or third parties of all the Merchants listed on Schedule 6.7(c), and the Banks have in their possession, and shall deliver to NOVA in accordance with Section
     1.5 hereof, an original executed copy (or, where no original is available, a copy) of all such guaranties. All such guaranties are in the form of the Guaranty attached hereto as Exhibit 6.7(c) (the "Standard Guaranty"), and are freely assignable to NOVA by the Bank that is a party thereto without the consent of the applicable Merchant or any other party.

          (d) Schedule 6.7(d) sets forth a complete list of all ISOs. Except with respect to the Agent Bank Agreements and the ISO Agreements, and any other agreements listed on Schedule 6.7(d), neither Bank has any agreements, written or oral, with any agent bank, other association, institution, independent sales organization, or any other third party which provides for any one or more of the following: (i) the deposit of Credit Card or Debit Card transaction records; (ii) the settlement of Credit Card or Debit Card transactions; (iii) the processing of Credit Card or Debit Card transactions; or (iv) the referral of merchants to a Bank. The Banks have provided NOVA with true, correct and complete copies of all ISO Agreements and each other agreement listed on Schedule 6.7(d), and all of such agreements are freely assignable by the Bank that is a party thereto without the prior consent of the applicable ISO or any other party. Each ISO Agreement is in the form of one of the Standard ISO Agreements attached hereto as Exhibit 6.7(d).

          (e) Except for disputes that have arisen in the ordinary course of business and that (i) are not material or otherwise significant in nature or amount, and (ii) have not been referred to legal counsel, whether internal or external, neither Bank is engaged in any material dispute with any Merchant, Agent Bank or ISO or otherwise relating to the Merchant Business. Neither Bank has any reason to believe, nor has it received any notice, written or oral, that the consummation of the transactions contemplated hereunder will have any adverse effect on the business relationship of either Bank with any Merchant, Agent Bank or ISO.

          (f) The Banks are members in good standing of the Credit Card Associations. The Banks and the Merchant Business are in full compliance in all respects with all applicable rules and regulations and certification requirements of the Credit Card Associations. The Banks have provided NOVA true and correct copies of all contracts and agreements between any Bank and any of the foregoing entities.

          (g) Schedule 6.7(g) sets forth a complete and accurate list of all rights and interests of the Banks with respect to any reserve or hold accounts established and maintained by Merchants and maintained with either Bank in connection with the Merchant Agreements (collectively, the "Reserve Accounts"), and the Merchant Business, and indicates the amount contained in each such Reserve Account as of the date thereof and further indicates the terms and conditions relative to each of such Reserve Accounts. The Reserve Accounts are freely assignable by the Banks without the consent of the applicable Merchant or any other party thereto.

          (h) Schedule 6.7(h) sets forth the credit and charge cards, other than the Credit Card Associations, for which the Banks have contracted to provide authorization and data capture services, and Schedule 6.7(h) also identifies the Merchants to whom such non-Credit Card Association services are provided. All such agreements are attached hereto as Exhibit 6.7(h).

     6.8 Merchants' Credit. With respect to the Merchants listed on Schedule 6.8, which are the one hundred (100) Merchants with the highest dollar value of Credit Card transactions processed during the twelve (12) month period ending October 31, 2002, neither Bank knows of (a) any Merchant that has a credit facility with either Bank whose credit facility will not or cannot be continued, renewed or extended, or (b) any Merchant who plans to apply for new or additional credit with either Bank, and whose application will be denied or rejected, in whole or in part. All of the Merchants listed on Schedule 6.8 are parties to a Merchant Agreement with either Bank, copies of which have been delivered to NOVA.

     6.9 EFT Networks. The Banks are members in good standing of the electronic funds transfer networks identified on Schedule 6.9 attached hereto (the "EFT Networks"). The Banks and the Merchant Business are in full compliance in all respects with all applicable rules and regulations of the EFT Networks.

     6.10 Consents and Approvals.

          (a) Except as set forth on Schedule 6.10, no action of, or filing with, any governmental or public body is required by either Bank to authorize, or is otherwise required in connection with, the execution and delivery by either Bank of this Agreement or the other Operative Documents or, if required, the requisite filing has been accomplished and all necessary approvals obtained.

          (b) Except as set forth on Schedule 6.10, no filing, consent or approval is required by virtue of the execution hereof or any other Operative Document by either Bank or the consummation of any of the transactions contemplated herein by either Bank to avoid the violation or breach of, or the default under, or the creation of a lien on any of the Assets Sold pursuant to the terms of, any law, regulation, order, decree or award of any court or governmental agency or any lease, agreement, contract, mortgage, note, license, or any other instrument to which either Bank is a party or to which either Bank or any of the Assets Sold is subject.

     6.11 Leases. Schedule 6.11 contains a complete and accurate list of all (i) leases (including any capital leases) and lease-purchase arrangements pursuant to which either Bank leases real or personal property related to the Merchant Business from others, and (ii) lease, rental and lease-purchase arrangements pursuant to which either Bank leases property to any Merchant, Agent Bank, or other party in connection with the Merchant Business. Schedule 6.11 specifies which of such leases, if any, are capital leases. The Banks have made available to NOVA a true, correct and complete copy of each of the items listed on
Schedule 6.11.

     6.12 Intellectual Property.

          (a) With respect to the Merchant Business, the Banks have made available to NOVA true, correct and complete copies of each trademark and service mark registration or application therefor.

          (b) Neither Bank has heretofore infringed upon, nor is either Bank now infringing upon, and the continuation of the Merchant Business as presently conducted will not infringe upon, any patent, service mark, trade name, trademark, copyright, trade secret, or other intellectual property, confidential information or proprietary information belonging to any other person and neither Bank has agreed to indemnify any person for or against any infringement.

          (c) No person is infringing upon either Bank's patents, service marks, trademarks, copyrights, trade secrets, or other intellectual property that is or are related to the Merchant Business.

     6.13 Litigation and Claims. Schedule 6.13 (i) sets forth all material litigation, claims, suits, actions, investigations, indictments or informations, proceedings or arbitrations, grievances or other procedures (including grand jury investigations, actions or proceedings, and product liability and workers' compensation suits, actions or proceedings, and investigations conducted by any Credit Card Association) that are pending, or to the knowledge of either Bank or of Parent, threatened, in or before any court, commission, arbitration tribunal, or judicial, governmental or administrative department, body, agency, administrator or official, grand jury, Card Association, or any other entity or forum for the resolution of grievances, against either Bank and relating in any way to the Merchant Business (collectively "Claims"), and (ii) indicates which of such Claims are being defended by an insurance carrier, and which of such Claims being so defended are being defended under a reservation of rights. The Banks have made available to NOVA true, correct and complete copies of all pleadings, briefs and other documents filed in each pending litigation, claim, suit, action, investigation, indictment or information, proceeding, arbitration, grievance or other procedure listed in Schedule 6.13, and the judgments, orders, writs, injunctions, decrees, indictments and information, grand jury subpoenas and civil investigative demands, plea agreements, stipulations and awards listed in Schedule 6.13.

     6.14 Merchant Business Employees. Schedule 6.14 sets forth the names and current compensation (broken down by category, e.g. salary, bonus, commission), together with the date and amount of the last increase in compensation for each such person, and the title and functional positions of all employees of each Bank who work either full or part-time in connection with the Merchant Business ("Merchant Business Employees"). Except as set forth on Schedule 6.14, none of the Merchant Business Employees is a party to any employment agreement, arrangement or understanding with either Bank. The federal employer identification number of each Bank is set forth on Schedule 6.14.

     6.15 Labor; Collective Bargaining. Except as set forth on Schedule 6.15, there are no labor contracts, collective bargaining agreements, letters of understanding or other arrangements, formal or informal, with any union or labor organization covering any of the Merchant Business Employees and none of said employees are represented by any union or labor organization.

     6.16 Required Licenses and Permits. No licenses, permits or other authorizations of governmental authorities are necessary for the conduct of the Merchant Business by either Bank.

     6.17 Agreements, Contracts and Commitments. Except as set forth and specifically identified in Sections (or the corresponding Schedules) 6.7, 6.11, 6.14, 6.15 and 6.19:

          (a) Neither Bank has any agreement, contract, commitment or relationship, whether written or oral, related to the Merchant Business, by which NOVA could be bound;

          (b) Neither Bank has any outstanding contract related to the Merchant Business, written or oral, with any officer, employee, agent, consultant, advisor, salesman, manufacturer's representative, distributor, dealer, subcontractor, or broker that is not cancelable by the Bank that is a party thereto, on notice of not longer than thirty (30) days and without liability, penalty or premium of any kind, except liabilities which arise as a matter of law upon termination of employment, or any agreement or arrangement related to the Merchant Business providing for the payment of any bonus or commission based on sales or earnings;

          (c) Neither Bank is subject to any contract or agreement related to the Merchant Business containing covenants limiting the freedom of either Bank to compete in any line of business in any geographic area;

          (d) With respect to the Merchant Business, there is no contract, agreement or other arrangement entitling any person or other entity to any profits, revenues or cash flows of either Bank or requiring any payments or other distributions based on such profits, revenues or cash flows.

     6.18 Agreements in Full Force and Effect. Except as expressly set forth on
Schedule 6.18, all contracts and agreements referred to, or required to be referred to, herein or in any Schedule delivered hereunder are valid and binding, and are in full force and effect and are enforceable in accordance with their terms. Neither Bank has received notice of any pending or threatened bankruptcy, insolvency or similar proceeding with respect to any party to such agreements, and no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder by either Bank, or to the knowledge of either Bank, any other party thereto.

     6.19 Vendors and Suppliers. Schedule 6.19 sets forth a complete and accurate list of each supplier to either Bank of goods and services directly related to the Merchant Business that charged, billed or invoiced either Bank in excess of $5,000 during the twelve (12) month period ending October 31, 2002. The Banks have provided to NOVA true and correct copies of all agreements and contracts between either Bank and any of the persons and entities listed on
Schedule 6.19.

     6.20 Absence of Certain Changes and Events. Except as set forth on Schedule 6.20, since December 31, 2001, each Bank has conducted the Merchant Business only in the ordinary course, and has not:

          (a) suffered any damage or destruction adversely affecting the Merchant Business;

          (b) suffered any adverse change in the working capital, assets, liabilities, financial condition, or business prospects relating to the Merchant Business, or relationships with any suppliers listed on Schedule 6.19;

          (c) except for customary increases based on term of service or regular promotion of non-officer employees, increased (or announced any increase in) the compensation payable or to become payable to any Merchant Business Employee, or increased (or announced any increase in) any bonus, insurance, pension or other employee benefit plan, payment or arrangement for Merchant Business Employees, or entered into or amended any employment, consulting, severance or similar agreement with any Merchant Business Employee;

          (d) incurred, assumed or guaranteed any liability or obligation (absolute, accrued, contingent or otherwise) with respect to the Merchant Business, other than a non-material amount in the ordinary course of business consistent with past practice;

          (e) paid, discharged, satisfied or renewed any claim, liability or obligation with respect to the Merchant Business, other than payment of a non-material amount in the ordinary course of business and consistent with past practice;

          (f) permitted any of the Assets Sold to be subjected to any mortgage, lien, security interest, restriction, charge or other encumbrance of any kind;

          (g) waived any material claims or rights with respect to the Merchant Business;

          (h) sold, transferred or otherwise disposed of any of the assets used in the Merchant Business, except non-material assets in the ordinary course of business consistent with past practice;

          (i) made any single capital expenditure or investment with respect to the Merchant Business, in excess of $5,000;

          (j) made any change in any method, practice or principle of financial or tax accounting that in any manner affected the Merchant Business or any financial information relating to or derived from the Merchant Business;

          (k) managed working capital components relating to the Merchant Business, including cash, receivables, other current assets, trade payables and other current liabilities in a fashion inconsistent with past practice, including failing to sell inventory and other property in an orderly and prudent manner or failing to make all budgeted and other normal capital expenditures, repairs, improvements and dispositions;

          (l) paid, loaned, advanced, sold, transferred or leased any Asset Sold to any employee, except for normal compensation involving salary and benefits;

          (m) entered into any commitment or transaction, other than a non-material commitment or transaction entered into in the ordinary course of business consistent with past practice, affecting the Merchant Business; or

          (n) agreed in writing, or otherwise, to take any action described in this Section.

     6.21 Finder's Fees. Neither Bank nor Parent has made any commitment or done any act that would create any liability to any person other than themselves for any brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

     6.22 Disclosure. No representations, warranties, assurances or statements by either Bank or by Parent in this Agreement, and no statement contained in any document (including the Financial Information and the Schedules), certificates or other writings furnished by any Bank or Parent (or caused to be furnished by either Bank or by Parent) to NOVA or any of its representatives pursuant to the provisions hereof, contains any untrue statement of material fact, or omits or will omit to state any fact necessary, in light of the circumstances under which such statement was made, in order to make the statements herein or therein not misleading.

                                  ARTICLE VII

                     REPRESENTATIONS AND WARRANTIES OF NOVA

     NOVA makes the following representations and warranties to the Banks and Parent as of the date hereof and as of the Effective Date:

     7.1 Organization. NOVA is a corporation duly organized and validly existing under the laws of the State of Georgia and is authorized to conduct its business under those laws.

     7.2 Authority. NOVA has the right, power, capacity and authority to enter into and deliver the Operative Documents, to perform its obligations under the Operative Documents, and to effect the transactions contemplated by the Operative Documents. The execution, delivery and performance of the Operative Documents have been approved by all requisite corporate action on the part of NOVA, and, when executed and delivered pursuant hereto, the Operative Documents will constitute valid and binding obligations of NOVA enforceable in accordance with their terms.

     7.3 Governmental Notices. NOVA has not received notice from any federal, state or other governmental agency or regulatory body indicating that such agency or regulatory body would oppose or not grant or issue its consent or approval, if required, with respect to the transactions contemplated by the Operative Documents.

     7.4 No Violations. The execution and delivery by NOVA of the Operative Documents and its performance thereunder will not: (i) violate, conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under, any material agreement, indenture, mortgage or lease to which NOVA is a party or by which it or its properties are bound; (ii) constitute a violation by NOVA of any material law or governmental regulation applicable to NOVA; (iii) violate any provision of the Articles of Incorporation or Bylaws of NOVA; or (iv) violate any order, judgment, injunction or decree of any court, arbitrator or governmental body against or binding upon NOVA.

     7.5 Consents and Approvals.

          (a) No action of, or filing with, any governmental or public body is required by NOVA to authorize, or is otherwise required in connection with, the execution and delivery by NOVA of this Agreement or the other Operative Documents or, if required, the requisite filing has been accomplished and all necessary approvals obtained.

          (b) No filing, consent or approval is required by virtue of the execution hereof or any other Operative Document by NOVA or the consummation of any of the transactions contemplated herein by NOVA to avoid the violation or breach of any law, regulation, order, decree or award of any court or governmental agency, or any lease, agreement, contract, mortgage, note, license, or any other instrument to which NOVA is a party or is subject, or, if required, the requisite filing has been accomplished and all necessary approvals obtained.

     7.6 Finder's Fees. NOVA has not made any commitment or done any act that would create any liability to any person other than itself for any brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

                                  ARTICLE VIII

                            COVENANTS OF THE PARTIES

     The parties hereto hereby covenant and agree as follows:

     8.1 Credit Card Association Filings. NOVA and the Banks shall cooperate with each other to file with the Credit Card Associations and the EFT Networks (at NOVA's expense) any document or information that each such Credit Card Association or EFT Network deems to be required or desirable to be filed in order for the acquisition contemplated by this Agreement to be completed.

     8.2 Employee Benefit Plans. NOVA shall not adopt, assume or otherwise become responsible for, either primarily or as a successor employer, any assets or liabilities of any employee benefit plans, arrangements, commitments or policies currently provided by either Bank or by any member of the Banks' controlled group of corporations; and if and to the extent that NOVA is deemed by law or otherwise to be liable as a successor employer for such purposes, the Banks shall jointly and severally indemnify NOVA for the full and complete costs, fees and other liabilities which result. In particular, NOVA shall not assume liability for any group health continuation coverage or coverage rights under Internal Revenue Code Section 4980B and ERISA Section 606 which exist as of the Closing Date or the Effective Date or which may arise as a result of either Bank's termination of any group health plan or plans, and if and to the extent that NOVA is deemed by law or otherwise to be liable as a successor employer for such group health continuation coverage purposes, the Banks shall jointly and severally indemnify NOVA for the full and complete costs, fees and other liabilities which result.

                                   ARTICLE IX

                CONDITIONS TO OBLIGATIONS OF THE BANKS AND PARENT

     Each of the obligations of the Banks and Parent to be performed hereunder shall be subject to the satisfaction (or waiver by the Banks and Parent) at or before the Closing of each of the following conditions:

     9.1 Required Governmental Approvals. All governmental authorizations, consents and approvals necessary for the valid consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect. All applicable governmental pre-acquisition filing, information furnishing and waiting period requirements shall have been met or such compliance shall have been waived by the governmental authority having authority to grant such waivers.

     9.2 The Marketing Agreement. NOVA shall have executed and delivered to the Banks the Marketing Agreement attached hereto as Exhibit 10.5.

     9.3 The Assignment and Assumption Agreement. NOVA shall have executed and delivered to the Banks the Assignment and Assumption Agreement attached hereto as Exhibit 1.2.

     9.4 Credit Card Associations. All filings required pursuant to Section 8.1 shall have been made, and all approvals required pursuant to Section 8.1 shall have been received, and neither any Bank nor NOVA shall have received any objection of any kind from a Credit Card Association either in response to the filings required under Section 8.1 or otherwise.

     9.5 Documents Satisfactory in Form and Substance. All agreements, certificates, opinions and other documents delivered by NOVA to the Banks hereunder shall be in form and substance satisfactory to counsel of the Banks, in the exercise of such counsel's reasonable judgment.

                                   ARTICLE X

                        CONDITIONS TO OBLIGATIONS OF NOVA

     The obligations of NOVA to be performed hereunder shall be subject to the satisfaction (or waiver by NOVA) at or before the Closing of each of the following conditions:

     10.1 Required Governmental Approvals. All governmental authorizations, consents and approvals necessary for the valid consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect. All applicable governmental pre-acquisition filing, information furnishing and waiting period requirements shall have been met or such compliance shall have been waived by the governmental authority having authority to grant such waivers.

     10.2 Other Necessary Consents. The Banks shall have obtained all consents and approvals (and estoppel certificates) listed on Schedule 6.10. With respect to each such consent or approval, NOVA shall have received written evidence, satisfactory to it, that such consent or approval has been duly and lawfully filed, given, obtained or taken and is effective, valid and subsisting.

     10.3 Corporate Resolutions. The Banks shall have delivered to NOVA certified resolutions of each Bank and Parent authorizing this Agreement and all other agreements and transactions contemplated hereby.

     10.4 Non-Competition Agreement. The Banks and Parent shall have executed and delivered to NOVA the Non-Competition Agreement in the form of Exhibit 10.4 attached hereto (the "Non-Competition Agreement").

     10.5 Marketing Agreement. The Banks and Parent shall have executed the Marketing Agreement in the form of Exhibit 10.5 attached hereto (the "Marketing Agreement").

     10.6 Assignment and Assumption Agreement. The Banks shall have executed and delivered to NOVA the Assignment and Assumption Agreement attached hereto as
Exhibit 1.2.

     10.7 Credit Card Associations. All filings required pursuant to Section 8.1 shall have been made, and all approvals required pursuant to Section 8.1 shall have been received, and neither any Bank nor NOVA shall have received any objection of any kind from a Credit Card Association either in response to the filings required under Section 8.1 or otherwise.

     10.8 Certified Good Standing Certificates. The Banks and Parent shall deliver to NOVA a certified copy of a Good Standing Certificate, or Certificate of similar import, from the Secretary of State or similar authority of the state of incorporation or organization of each Bank and Parent.

     10.9 Opinion of Counsel. The Banks shall deliver to NOVA an opinion of Pierce Atwood, counsel to the Banks and Parent, in form of Exhibit 10.9 attached hereto.

     10.10 Documents Satisfactory in Form and Substance. All agreements, certificates, opinions and other documents delivered by the Banks and Parent to NOVA hereunder shall be in form and substance satisfactory to counsel of NOVA, in the exercise of such counsel's reasonable judgment.

                                   ARTICLE XI

                                 INDEMNIFICATION

     11.1 Indemnification by the Banks and Parent. The Banks and Parent shall jointly and severally indemnify and hold harmless NOVA, its affiliates, their respective successors and assigns, and their respective directors, officers, employees, consultants and agents (each a "NOVA Protected Party") from any liability, loss, diminution in value, cost, claim, consequential damages, suit, action or expense, including reasonable attorneys' and accountants' fees and expenses (collectively, "NOVA Loss"), incurred by a NOVA Protected Party that results from or arises out of (i) any breach or inaccuracy of any representation or warranty of any Bank or Parent set forth in the Operative Documents, whether such breach or inaccuracy exists or is made as of the Closing Date or the Effective Date; (ii) the breach by any Bank or Parent of any of their covenants or agreements contained in the Operative Documents; (iii) any liability or obligation, contingent or otherwise, of any Bank or Parent, or otherwise arising from or relating to the Banks' Merchant Business, exclusive of the Assumed Liabilities; and (iv) violations of law or governmental rules or regulations or wrongdoing or negligence by any Bank or Parent in performing obligations in connection with this Agreement.

     11.2 Indemnification by NOVA. NOVA shall indemnify and hold harmless the Banks and Parent, their affiliates and their respective directors, officers, employees, consultants and agents (each a "Bank Protected Party") from any liability, loss, diminution in value, cost, claim, consequential damages, suit, action or expense, including reasonable attorneys' and accountants' fees and expenses (collectively, "Bank Loss"), incurred by a Bank Protected Party that results from or arises out of (i) any breach or inaccuracy of any representation or warranty of NOVA set forth in the Operative Documents, whether such breach or inaccuracy exists or is made as of the Closing Date or the Effective Date; (ii) the breach by NOVA of any of its covenants or agreements contained in the Operative Documents; (iii) any Assumed Liability; or (iv) violations of law or governmental rules or regulations or wrongdoing or negligence by NOVA in performing obligations in connection with this Agreement.

     11.3 Loss or Asserted Liability. Promptly after (a) becoming aware of circumstances that have resulted in a NOVA Loss or a Bank Loss or potential NOVA Loss or Bank Loss, whichever is applicable ("Loss" or "Losses"), for which any party hereto (the "Indemnitee") intends to seek indemnification under Section
11.1 or Section 11.2, or (b) receipt by the Indemnitee of written notice of any demand, claim or circumstances which, with or without the lapse of time, the giving of notice or both, would give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnitee shall give written notice thereof (the "Claims Notice") to the other party obligated to provide indemnification pursuant to Section 11.1 or 11.2 (the "Indemnifying Party"). The Claims Notice shall describe the Loss or the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary) of the Loss that has been or may be suffered by the Indemnitee. The Claims Notice may be amended on one or more occasions with respect to the amount of the Asserted Liability or the Loss at any time prior to final resolution of the obligation relating to the Asserted Liability or the Loss. Failure of the Indemnitee to give promptly the notice required by this Section 11.3 shall not relieve the Indemnifying Party of its obligations to indemnify under this Article XI.

     11.4 Opportunity to Contest. The Indemnifying Party may elect to compromise or contest, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to compromise or contest such Asserted Liability, it shall within thirty (30) days (or sooner, if the nature of the Asserted Liability so requires) of the date of the Indemnifying Party's receipt of the Claims Notice notify the Indemnitee or Indemnitees of its intent to do so by giving written notice thereof to the Indemnitee (the "Contest Notice"), and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise or contest of such Asserted Liability. If the Indemnifying Party elects not to compromise or contest the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee (upon further notice to the Indemnifying Party) shall have the right to pay, compromise or contest such Asserted Liability on behalf of and for the account and risk of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the compromise or contest of such Asserted Liability at any time before final settlement or determination thereof. Anything in this Article XI to the contrary notwithstanding, (i) the Indemnitee shall have the right, at its own cost and expense and for its own account, to compromise or contest any Asserted Liability, and (ii) the Indemnifying Party shall not, without the Indemnitees' written consent, settle or compromise any Asserted Liability or consent to entry of any judgment which does not include an unconditional release of the Indemnitee from all liability in respect of such Asserted Liability. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the contest of such Asserted Liability. If the Indemnifying Party chooses to contest any Asserted Liability, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for, shall make its officers and employees available, on a basis reasonably consistent with their other duties, in connection with, and shall otherwise cooperate with, such defense.

     11.5 Indemnity Claims.

          (a) The representations and warranties contained herein, in any other Operative Document, or in any certificate or other document delivered pursuant hereto or in connection herewith shall not be extinguished by the Closing but shall survive the Closing, subject to the limitations set forth in Section 11.5(b) hereof with respect to the time periods within which claims for indemnity must be asserted, and the covenants and agreements of the Banks and NOVA contained herein shall survive without limitation as to time except as may be otherwise specified herein. No investigation or other examination of any Bank or the Merchant Business by NOVA, or its designees or representatives, shall affect the term of survival of any representation or warranty contained herein, in any other Operative Document, or in any certificate or other document delivered pursuant hereto or in connection herewith, or the term of the right of the NOVA Protected Parties or the Bank Protected Parties to seek indemnification as set forth in Section 11.5(b).

          (b) All claims for indemnification hereunder shall be asserted no later than three (3) years after the Closing Date, except as follows:

               (i) claims with respect to Losses arising out of or related in any way to the matters described in Sections 11.1(ii), (iii) and (iv), and 11.2(ii), (iii) and (iv) may be made without limitation, except as limited by law; and

               (ii) claims with respect to Losses arising out of or related in any way to claims made by third parties (including federal, state or local authorities or private parties) against any of the NOVA Protected Parties or the Bank Protected Parties with respect to any of the matters described in Section 11.1 hereof may be asserted until, and shall be asserted no later than, thirty (30) days after the expiration of the applicable statute of limitations with respect thereto.

          (c) Nothing herein shall be deemed to prevent any party hereto from making a claim for a Loss hereunder for potential or contingent claims or demands provided the notice of Loss sets forth the specific basis for any such potential or contingent claim or demand to the extent then feasible and the Indemnitee has reasonable grounds to believe that such a claim or demand may become actual.

                                  ARTICLE XII

                     DEFINITIONS AND RULES OF INTERPRETATION

     12.1 Definitions. For purposes of this Agreement, the capitalized terms have the following respective meanings:

     "Agreement" means this Agreement, including all schedules and exhibits hereto, and, if amended, modified or supplemented, as the same may be so amended, modified or supplemented from time to time.

     "Agent Bank" means a financial institution sponsored by either Bank and for which services related to the Merchant Business are provided to such financial institution and/or its merchants by or on behalf of either Bank.

     "Agent Bank Agreement" means an agreement between either Bank and an Agent Bank pursuant to which the Agent Bank and such Bank provide services related to the Merchant Business.

     "Assumed Liabilities" means the following liabilities or obligations: (a) the obligations of either Bank arising on or after the Effective Date to perform under the Merchant Agreements assigned to NOVA pursuant to this Agreement; (b) the obligations of either Bank to pay assessments, interchange fees, transaction fees, fines, penalties or other fees or charges to the Credit Card Associations or EFT Networks, provided such obligations relate to transactions which occur both (i) under the Merchant Agreements; and (ii) on or after the Effective Date;
(c) charge-backs in respect of any Credit Card transaction processed by NOVA pursuant to a Merchant Agreement if such Credit Card transaction is received by electronic transmission or otherwise under and in compliance with the rules and regulations of Credit Card Associations on and after the Effective Date and other Credit Losses on and after the Effective Date, but only to the extent that such charge-back or other Credit Loss relates to or arises out of an original sales transaction occurring on or after the Effective Date; (d) any liability arising on or after the Effective Time under any Other Assumed Contract (other than any liability arising out of or relating to a breach of either Bank that occurred prior to the Effective Time); and (e) any other claims, liabilities or litigation in respect of the Merchant Agreements, the Agent Bank Agreements, the Equipment, and the business conducted in connection with the foregoing, provided that any such claims, liabilities or litigation relates to or arises out of events, transactions or actions or omissions of NOVA on or after the Effective Date. The Assumed Liabilities assumed by NOVA hereunder shall be limited to the liabilities and obligations specified in the immediately preceding sentence and, without limitation of the foregoing, shall not in any event include (x) penalties or fees that may be incurred by either Bank in connection with the termination of any Bank's agreement(s) with any third party service providers (except as specifically provided in, and limited by, Section 2.2 hereof), (y) losses as the result of a charge-back or Credit Loss in respect of any Merchant Agreement that result from transactions, or events, or acts or omissions of either Bank or a merchant which occurred prior to the Effective Date. The Assumed Liabilities assumed by NOVA hereunder with respect to the Merchant Agreements, Agent Bank Agreements and ISO Agreements shall be limited further to those contained within the Standard Merchant Contracts, the Standard Agent Bank Agreements and the Standard ISO Agreements, respectively.

     "Credit Card" means (i) a VISA card or other card bearing the symbol(s) of VISA U.S.A., Inc. or VISA International, Inc., or (ii) a MasterCard card or other card bearing the symbol(s) of MasterCard International Incorporated.

     "Credit Card Associations" means VISA U.S.A., Inc., VISA International, Inc., MasterCard International Incorporated and any successor organizations or associations.

     "Credit Loss" means any loss resulting from the failure by a Merchant to pay amounts owed by it under a Merchant Agreement.

     "Debit Card" means a card with a magnetic stripe bearing the symbol(s) of one or more EFT Networks which enables the holder to pay for goods or services by authorizing an electronic debit to the cardholder's designated deposit account.

     "Drafts" means documentary evidence of Credit Card sales deposited by Merchants with either Bank.

     "EFT Networks" means the electronic funds transfer networks identified on
Schedule 6.9 attached hereto.

     "Equipment" means the point-of-sale terminals, printers and other equipment, supplies, or point-of-sale assets utilized by Merchants, or held for lease, sale or swap to Merchants, and owned or leased by the Banks, and computer equipment and software, office equipment and furniture, and all other equipment used in the Merchant Business as set forth on Schedule 6.5(a) attached hereto.

     "Excluded Assets" means the assets specified on Schedule 1.1(a) attached hereto and shall also include, whether or not listed on Schedule 1.1(a) all rights and obligations of either Bank or of Parent under any contract with any third party to which either Bank or Parent is a party that is not specifically identified on Schedule 1.1(b).

     "Inventory" means the imprinters, sales draft forms, application forms, decals and all other merchant supplies owned by the Banks and used in the Merchant Business, as set forth on Schedule 6.5(b), attached hereto.

     "ISO" means an independent sales organization or other person or entity which is a party to an agreement or understanding with a Bank as of the Closing Date whereby the independent sales organization or other person or entity provides marketing and other services to merchants in connection with the Merchant Business.

     "ISO Agreement" means an agreement between either Bank and an ISO pursuant to which the ISO is providing marketing and other services in connection with the Merchant Business.

     "Marketing Agreement" means the Marketing and Sales Alliance Agreement among Parent, the Banks and NOVA substantially in the form of Exhibit 10.5 attached hereto, and if amended, modified or supplemented, as the same may be so amended, modified or supplemented from time to time.

     "Merchant" means any person or entity (other than NOVA or either Bank) (a) who has entered into a Merchant Agreement prior to the Effective Date, or (b) that is identified on Schedule 6.7(a)(iv).

     "Merchant Agreement" means an agreement between either Bank and a Merchant pursuant to which the Merchant undertakes to honor Credit Cards and/or Debit Cards and a Bank agree to accept Credit Card and/or Debit Card transaction records; provided, however, that in no event shall "Merchant Agreement" include any merchant agreement included on Schedule 1.1 as an "Excluded Asset."

     "Merchant Business" means the providing of Credit Card, Debit Card and other card-based transaction processing services and settlement services (including the related products and services of automated teller machines and check guarantee services and the sale or lease of products and services related thereto) to Merchants, Agent Banks, ISOs and other similar customers, but shall specifically exclude any such activity relating to the Excluded Assets.

     "Merchant Business Employees" means the employees of the Banks listed on
Schedule 6.14 attached hereto.

     "Operative Documents" means this Agreement, the Marketing Agreement, the Assignment and Assumption Agreement, the Non-Competition Agreement, and all such other documents, agreements, certificates or instruments executed and delivered in connection herewith.

     "Standard Agent Bank Agreements" means the forms of Agent Bank Agreements attached hereto as Exhibit 6.7(b)(ii).

     "Standard ISO Agreements" means the forms of ISO Agreements attached hereto as Exhibit 6.7(d).

     "Standard Merchant Contracts" means the forms of Merchant Agreements attached hereto as Exhibit 6.7(b)(i).

     "Transition Date" means the date that is three (3) months after the Closing Date (February 26, 2003), or any date thereafter if said Transition Date is extended pursuant to Section 3.6.

     "Transition Period" means the period from the Effective Date through and including the Transition Date.

     12.2 Other Definitions; Rules of Interpretation.

          (a) All terms defined herein shall have the defined meanings when used in any Operative Document, certificate or other document made or delivered pursuant hereto unless otherwise defined therein. Singular terms shall include the plural, and vice versa, unless the context otherwise requires.

          (b) Exhibits and Schedules referenced in this Agreement are deemed to be incorporated herein by reference. The term "including" shall mean "including without limitation."

                                  ARTICLE XIII

                                  MISCELLANEOUS

     13.1 Expenses. Except as otherwise specifically provided in this Agreement, each party shall pay its own costs and expenses in connection with this Agreement and the transactions contemplated hereby, including all attorneys' fees, accounting fees and other expenses.

     13.2 Notices and Payments. All notices, demands and other communications hereunder shall be in writing and shall be delivered (i) in person, (ii) by United States mail, certified or registered, with return receipt requested, or
(iii) by national overnight courier (e.g., FedEx) as follows:

     If to the Banks or to Parent:             Camden National Corporation
                                               2 Elm Street
                                               Camden, Maine 04843
                                               Attention:  Jeffrey D. Smith
     with a copy to:                 Camden National Corporation
                                     2 Elm Street
                                     Camden, Maine 04843
                                     Attention:  Gregory A. Dufour

     and a copy to:                  Pierce Atwood
     (which shall not                One Monument Square
     constitute notice)              Portland, Maine 04101
                                     Attention:  Ryan S. Stinneford, Esq.

     If to NOVA:                     NOVA Information Systems, Inc.
                                     One Concourse Parkway, Suite 300
                                     Atlanta, Georgia 30328
                                     Attention: Cherie M. Fuzzell, Esq.
                                                Executive Vice President and
                                                General Counsel

     with a copy to:                 NOVA Information Systems, Inc.
     (which shall not                One Concourse Parkway, Suite 300
     constitute notice)              Atlanta, Georgia 30328
                                     Attention: Edward M. O'Hare
                                                Vice President

     with a copy to:                 McKenna Long & Aldridge LLP
     (which shall not                SunTrust Plaza, Suite 5300
     constitute notice)              303 Peachtree Street, N.E.
                                     Atlanta, Georgia 30308
                                     Attention: Richard R. Willis, Esq.

The persons or addresses to which mailings or deliveries shall be made may be changed from time to time by notice given pursuant to the provisions of this
Section 13.2. Any notice, demand or other communication given pursuant to the provisions of this Section 13.2 shall be deemed to have been given on the date actually delivered.

     13.3 Third-Party Beneficiaries. No party to this Agreement intends this Agreement to benefit or create any right or cause of action in or on behalf of any person other than the Banks, Parent and NOVA.

     13.4 Independent Contractors. Nothing contained in this Agreement or any other Operative Document shall be construed as creating or constituting a partnership, joint venture or agency among the parties to this Agreement. Rather, the parties shall be deemed independent contractors with respect to each other for all purposes.

     13.5 Successors and Assigns. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement and the rights, privileges, duties and obligations of the parties hereto may not be assigned or delegated by any party without the prior written consent of the other party; provided, however, that such consent shall not be required (a) for the assignment by any party of its rights and privileges hereunder to a person or entity controlling, controlled by or under common control with such party (it being understood that no such assignment shall relieve the assigning party of its duties or obligations hereunder), or (b) for the assignment and delegation by any party of its rights, privileges, duties and obligations hereunder to any person into or with which the assigning party shall merge or consolidate or to which the assigning party shall sell all or substantially all of its assets, provided that upon the request of the non-assigning party the assignee shall formally agree in writing to assume all the rights and obligations of the assigning party created hereby.

     13.6 Amendments and Waivers. This Agreement, any of the instruments referred to herein and any of the provisions hereof or thereof shall not be amended, modified or waived in any fashion except by an instrument in writing signed by the parties hereto. The waiver by a party of any breach of this Agreement by another party shall not operate or be construed as the waiver of the same or another breach on a subsequent occasion, nor shall any delay in exercising any right, power or privilege hereunder constitute a waiver thereof.

     13.7 Severability of Provisions. If any provision of this Agreement, or the application of any such provision to any person or circumstance, is invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected by such invalidity or unenforceability.

     13.8 Counterparts; Delivery. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument. The parties acknowledge that delivery of executed counterparts of this Agreement may be effected by a facsimile transmission or other comparable means, with an original document to be delivered promptly thereafter via overnight courier.

     13.9 Dispute Resolution. Any controversy, dispute or claim arising out of, or in connection with, this Agreement must be settled by final and binding arbitration to be held in Atlanta, Georgia in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association ("AAA") as may be amended from time to time (the "AAA Rules"). Judgment upon an award rendered by the arbitrators may be entered in any court: (i) having jurisdiction thereof, (ii) having jurisdiction over the party against whom enforcement thereof is sought, or (iii) having jurisdiction over any such party's assets. The dispute shall be heard, and the award shall be rendered, by a panel of three
(3) arbitrators, who shall be selected in accordance with the AAA Rules.

     13.10 Governing Law. This Agreement is made and entered into under the laws of the State of Georgia, and the laws of that State (without giving effect to the principles of conflicts of laws thereof) shall govern the validity and interpretation hereof and the performance by the parties hereto of their respective duties and obligations hereunder.

     13.11 Section Headings. The headings of Sections contained in this Agreement are for convenience of reference only and do not form a part of this Agreement.

     13.12 Entire Agreement. The making, execution and delivery of this Agreement by the parties hereto have been induced by no representations, statements, warranties or agreements other than those herein expressed. This Agreement and the other written instruments specifically referred to herein embody the entire understanding of the parties and supersede in their entirety all prior communication, correspondence, and instruments among the parties with respect to the subject matter hereof, including the Letter of Intent, dated July 29, 2002, between NOVA and Parent, and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof.

     13.13 Publicity. The timing and content of any and all public statements, announcements or other publicity concerning the transactions contemplated herein shall be mutually agreed upon by Parent and NOVA, which agreement shall not be unreasonably withheld.

     13.14 U.S. Dollars. All payments made by a party to another party pursuant to this Agreement or any other Operative Document shall be made in United States dollars.

     13.15 Survival. The representations, warranties, covenants and agreements made by the parties in this Agreement shall survive the Closing. Each party, acknowledging that the other is entitled to rely on its representations, warranties, covenants and agreements in this Agreement in order to preserve the benefit of the bargain otherwise represented by this Agreement, agrees that neither the survival of such representations, warranties, covenants and agreements, nor their enforceability nor any remedies for breaches of them will be affected by any knowledge of a party regardless of when or how such party acquired such knowledge, specifically including disclosures of facts and/or circumstances after the date of this Agreement.

                      (Signatures begin on following page)

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Merchant Asset Purchase Agreement as of the date first written above.


"Camden":                               "NOVA":

CAMDEN NATIONAL BANK                    NOVA INFORMATION SYSTEMS, INC.

By:                                     By:
   -------------------------------         -------------------------------
Name:                                   Name:
     -----------------------------           -----------------------------
Title:                                  Title:
      ----------------------------            ----------------------------


"United":

UNITEDKINGFIELD BANK

By:
   -------------------------------
Name:
     -----------------------------
Title:
      ----------------------------

"Parent":

CAMDEN NATIONAL CORPORATION

By:
   -------------------------------
Name:
     -----------------------------
Title:
      ----------------------------

                         INDEX OF SCHEDULES AND EXHIBITS

Schedules        Description
---------        -----------

1.1(a)           Excluded Assets
1.1(b)           Other Assumed Contracts
3.2(a)           Performance Standards
3.2(d)           Recent Internal Staff Costs
3.3              Form of Transition Period Accounting
6.5(a)           Equipment
6.5(b)           Inventory
6.6(a)           Financial Information
6.6(b)           Annualized Credit Card Sales Volume and Debit Card Sales Volume
6.7(a)(i)        Merchant Agreements
6.7(a)(ii)       Agent Bank Agreements
6.7(a)(iii)      Notice of Election to Terminate Merchant Agreements and
                 Exceptions to Credit Card Processing Activity
6.7(a)(iv)       Merchants Not Party to Merchant Agreement
6.7(b)           Exceptions to Possession of Original Executed Copy of Merchant
                 Agreements and Agent Bank Agreements
6.7(c)           Merchant Guaranties
6.7(d)           ISO Agreements
6.7(g)           Reserve Accounts
6.7(h)           American Express, Discover, Diner's Club, JCB
6.8              Top 100 Merchants
6.9              EFT Networks
6.10             Consents and Approvals
6.11             Leases
6.13             Litigation
6.14             Merchant Business Employees; FEIN
6.15             Labor; Collective Bargaining
6.18             Exceptions to Agreements in Full Force and Effect
6.19             Vendors and Suppliers
6.20             Exceptions to Absence of Certain Changes and Events


Exhibits         Description
--------         -----------
1.2              Assignment and Assumption Agreement
6.7(b)(i)        Standard Merchant Contract
6.7(b)(ii)       Standard Agent Bank Agreement
6.7(c)           Standard Merchant Guaranty
6.7(d)           Standard ISO Agreement
6.7(h)           American Express, Discover, Diner's Club and JCB Agreements
10.4             Non-Competition Agreement
10.5             Marketing Agreement
10.9             Opinion of Pierce Atwood